MADISON STREET PARTNERS, LLC

CODE OF ETHICS

Adopted: May 10, 2004

Revised: January 27, 2005, January 1, 2006, March 30, 2006, December 18, 2006, June 27, 2007, April 1, 2008,

September 1, 2009. and February 25, 2010

Madison Street Partners, LLC (the “Adviser”), in its capacity as an investment adviser for its advisory clients, including any separate account and any limited partnership or similar investment vehicle for which the Adviser serves as General Partner (each, a “Client”), adopts the following Code of Ethics (the “Code”), pursuant to Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”).

Capitalized terms are defined in “Definitions” below.

Any violation of the Code may be subject to sanctions, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits of any transaction involving the violator.

BACKGROUND

The Advisers Act requires the Adviser to establish, maintain and enforce a written code of ethics that, at a minimum, includes:

•

Standard of Business Conduct: a standard (or standards) of business conduct that the Adviser requires of its Supervised Persons, which standard must reflect the Adviser’s fiduciary obligations and those of its Supervised Persons;

•	Compliance With Laws and Regulations: provisions requiring the Adviser’s Supervised Persons to comply with applicable Federal Securities Laws;

•	Personal Securities Transactions: provisions that require all of the Adviser’s “Access Persons” to report, and the Adviser to review, their personal securities transactions and holdings periodically;

•

Reporting of Violations: provisions requiring Supervised Persons to report any violations of the Adviser’s code of ethics promptly to the Chief Compliance Officer or, provided the Chief Compliance Officer also receives reports of all violations, to other persons designated in the Adviser’s code of ethics; and

•

Written Acknowledgments: provisions requiring the Adviser to provide each of its Supervised Persons with a copy of its code of ethics and any amendments, and requiring its Supervised Persons to provide the Adviser with a written acknowledgment of their receipt of the code and any amendments.

Although under the Advisers Act only “Access Persons” are required to report personal securities transactions, the Adviser has decided, as a matter of policy, to impose such reporting obligations on all of its Supervised Persons. Similarly, although under the Advisers Act only “Access Persons” are required to preclear only Initial Public Offerings and Limited Offerings, the Adviser has decided, as a matter of policy, to impose preclearance obligations on all of its Supervised Persons, and with respect to additional securities other than Initial Public Offerings and Limited Offerings.

The Chief Compliance Officer will from time to time determine which of the Adviser’s personnel are Supervised Persons and will periodically inform each Supervised Person in writing of his or her status.

STANDARDS OF BUSINESS CONDUCT

This Code is based on the principle that for the purposes of the Advisers Act, each Supervised Person will conduct his or her personal investment activities in accordance with:

•	the duty at all times to place the interests of each of the Adviser’s Clients first;

•

the requirement that all activities, including personal securities transactions, be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

•	the fundamental standard that Adviser personnel should not take inappropriate advantage of their positions;

•	the fiduciary principle that information concerning the identity of security holdings and financial circumstances of Clients is confidential; and

•	the principle that independence in the investment decision-making process is paramount.

COMPLIANCE WITH LAWS AND REGULATIONS

No Supervised Person of the Adviser shall engage in any act, practice or course of business that would violate the provisions of Rule 204A-1, or in connection with any personal investment activity, engage in conduct inconsistent with this Code. Supervised Persons must comply with applicable Federal Securities Laws.

PERSONAL SECURITIES TRANSACTIONS

I.	Generally

A. Prohibited Investments. Except as permitted below, no Supervised Person may directly or indirectly, including through members of such Supervised Person’s Immediate Family sharing the same household, buy or sell a Reportable Security (including a Limited Offering) for an account in which the Supervised Person may be deemed to have Beneficial Ownership. Investments in Initial Public Offerings are strictly prohibited.

B. Pre-clearance of Investments. Supervised Persons must obtain written approval from the Chief Compliance Officer (or the Alternate Compliance Officer) before directly or indirectly acquiring or disposing of Beneficial Ownership in any Reportable Security, including liquidating all or part of a Reportable Security that was Beneficially Owned prior to becoming a Supervised Person of the Advisor.

A sample written approval form is attached as Exhibit A. Pre-clearance approval will generally expire at the close of business on the trading day after the date on which authorization is received. A Supervised Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

Note:	If a Supervised Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her Immediate Family sharing the same household requires pre-clearance, the Supervised Person should always consult the Chief Compliance Officer (or Alternate Compliance Officer) prior to effecting any securities transactions.

C. Generally Permissible Securities. The Adviser recognizes that they are some investment opportunities that, although they may technically be deemed “securities” under applicable law, are not within the scope of investment activities to be undertaken by the Adviser on behalf of its Clients, such as fractional ownership in real estate (e.g., condominium time shares, etc.). As a general rule, although the Adviser anticipates that it will preclear all transactions relating to these types of activities, the Adviser still subjects these types of “securities” to the preclearance requirements described above.

D. Securities Exempt From Preclearance. The following securities are exempt from the preclearance requirements:

•	Certain exchange traded-funds (“ETF”) that the Adviser has deemed to be sufficiently liquid and diversified, a list of which is attached as Exhibit B;

•	Securities that are not Reportable Securities;

•	Securities purchased or sold in any account over which the Supervised Person has no direct or indirect influence or control;

•	Securities purchased or sold in a transaction which is non-volitional on the part of the Supervised Person; and

•	Securities acquired as a part of an Automatic Investment Plan.

•	Municipal Bonds and Municipal Notes

E. Blackout Periods. Each Supervised Person is prohibited from executing a securities transaction in his personal account on a day during which any Client has a pending buy or sell order for that security until such time as the Client’s order is executed or withdrawn. Each Supervised Person is further prohibited from trading in any security for one (1) business day before and after any Client trades in that security, with the exception of ETFs, for which each Supervised Person is prohibited from trading in any ETF on the same day of Client trades in that ETF.

F. Duplicate Confirmation Statements and Account Statements. The Adviser does not impose any restrictions with respect to the brokerage firms used by its Supervised Persons for personal securities transactions in which those Supervised Persons have Beneficial Ownership, including those brokerage firms used by Immediate Family members living in the same household.

However, the Adviser requires each Supervised Person to arrange for all such brokers to deliver directly to the Adviser duplicate confirmation statements and account statements for each such account, including accounts of Immediate Family members living in the same household. The statements must be sent directly to the Chief Compliance Officer. But, if the statements relate to the personal securities transactions of the Chief Compliance Officer (or to Immediate Family members living in the same household), then such statements must be reviewed by the Alternate Compliance Officer. All statements must be sent in a timely manner, and under no circumstances later than 30 days after the close of the applicable calendar quarter.

II.	Reporting Procedures

With respect to securities held in accounts over which a Supervised Person has no direct or indirect influence or Control, that Supervised Person must report to the Adviser the following:

A.	Initial Holdings Reports. Every Supervised Person must report on Exhibit C, attached hereto, no later than 10 days after becoming a Supervised Person the following information (which information must be current as of a date no more than 45 days prior to becoming a Supervised Person):

•

The title, type, exchange ticker symbol or CUSIP No., as applicable, number of shares and principal amount of each Reportable Security in which the Supervised Person had any direct or indirect Beneficial Ownership when the person became a Supervised Person;

•

The name of any broker, dealer or bank with whom the Supervised Person maintains an account in which any securities are held for the direct or indirect benefit of the Supervised Person as of the date the person became a Supervised Person; and

•	The date that the report is submitted by the Supervised Person.

B.	Quarterly Transaction Reports. Every Supervised Person must report on Exhibit D, attached hereto, no later than 30 days after the end of each calendar quarter, the following information with respect to any transaction during the quarter in a Reportable Security in which the Supervised Person had or as a result of the transaction acquired, any direct or indirect Beneficial Ownership:

•

The date of the transaction, the title, CUSIP No. or exchange ticker symbol, as applicable, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Reportable Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Reportable Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date that the report is submitted by the Supervised Person.

With respect to any account established by the Supervised Person in which any securities were held during the quarter for the direct or indirect benefit of the Supervised Person, each Supervised Person must report on Exhibit D, attached hereto, no later than 30 days after the end of a calendar quarter the following information:

•	The name of the broker, dealer or bank with whom the Supervised Person established the account;

•	The date the account was established; and

•	The date that the report is submitted by the Supervised Person.

C.	Annual Holdings Reports. Every Supervised Person must report on Exhibit E, attached hereto, on January 31 of each year, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

•

The title, type, exchange ticker symbol or CUSIP No., as applicable, number of shares and principal amount of each Reportable Security in which the Supervised Person had any direct or indirect Beneficial Ownership;

•	The name of any broker, dealer or bank with whom the Supervised Person maintains an account in which any securities are held for the direct or indirect benefit of the Supervised Person; and

•	The date that the report is submitted by the Supervised Person.

•

Receipt by the Advisor of the December 31st account statements for each account shall satisfy this requirement as long as the statements provided include all accounts in which the Supervised Person has a direct or indirect Beneficial Ownership interests.

D.	Exceptions from Reporting Requirements: A Supervised Person of the Adviser shall not be required to make a quarterly transaction report to the Adviser if:

•	Securities are held in accounts over which the Supervised Person had no direct or indirect influence or control;

•	The transaction(s) was effected pursuant to an Automatic Investment Plan; or

•

All the information in that report would duplicate information required to be recorded in broker trade confirmations or account statements received by the Adviser no later than 30 days after the end of the applicable calendar quarter.

III.	Review Procedures

The Chief Compliance Officer shall be responsible for reviewing periodically the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate, comparing the reports with this Code, and reporting to the Adviser’s senior management:

•	any transaction that appears to evidence a possible violation of this Code; and

•	apparent violations of the reporting requirements stated in this Code.

A.	Review of Chief Compliance Officer Accounts

The Alternate Chief Compliance Officer shall be responsible for reviewing transactions in the personal securities accounts of the Chief Compliance Officer according to the Review Procedures and reporting to the Adviser’s senior management.

Senior management shall review the reports made to them hereunder and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed on the violator.

IV.	Small Adviser Relief

If the Adviser has only one Access Person (a “Small Adviser”), that Access Person is not required to submit reports to himself or herself and to obtain his or her approval for investments in any security in an Initial Public Offering or a Limited Offering, if the Small Adviser maintains records of all of such Access Person’s holdings and transaction that would otherwise have to be reported under Rule 204A-1.

REPORTING OF VIOLATIONS

Any potential, actual, or apparent violation of this Code shall be promptly reported to Chief Compliance Officer, or if such report relates to the Chief Compliance Officer, shall be promptly reported to the Alternate Chief Compliance Officer. Reports of potential, actual, or apparent violations may be submitted anonymously and all reports, regardless of means of submission, will be treated confidentially to the extent permitted by law.

Types of reportable violations include but are not limited to:

•	noncompliance with applicable laws, rules, and regulations;

•	fraud or illegal acts involving any aspect of the Adviser’s business;

•	material misstatements in regulatory filings, internal books and records, or clients records or reports;

•	activity that is harmful to clients; and

•	deviations from the Adviser’s controls and procedures in place to safeguard clients.

Retaliation against any person reporting a potential, actual, or apparent violation is strictly prohibited and shall constitute a violation of this Code.

WRITTEN ACKNOWLEDGEMENTS

The Adviser must provide each of its Supervised Persons with a copy of the Code and any amendments.

Each Supervised Person must certify in writing annually that he or she has received a copy of the Code, read and understood the provisions of this Code, and agreed to comply with the terms of the Code. Each Supervised Person will further certify in writing annually that he or she has disclosed or reported all personal securities transactions required to be reported under the Code. A form of such Certification is attached hereto as Exhibit F.

Each Supervised Person must also certify in writing, with respect to any amendment to the Code, that he or she has received a copy of the amendment, read and understood the provisions of the amendment, and agreed to comply with the terms of the Code, as amended.

The Chief Compliance Officer is responsible for disseminating copies of the Code and any amendments, and for collecting the Certifications from each Supervised Person, with the exception of the Certification of the Chief Compliance Officer, a copy of which will also be delivered to the Alternate Compliance Officer.

RECORDKEEPING REQUIREMENTS

The Adviser shall maintain the following records and make them available for reasonable periodic, special, or other examinations, to the SEC at any time and from time to time:

•	a copy of each Code that is in effect, or at any time in the past five years was in effect;

•

a record of any violation of the Code, and any action taken as a result of such violation, in a reasonably accessible place for at least five years after the end of the fiscal year in which the violation occurs, the first two years in an appropriate office of the Adviser;

•	a copy of each Certification acknowledging receipt of the Code (and amendments), for each person who is currently, or within the past five years was, a Supervised Person;

•

a copy of each personal securities transaction report made by a Supervised Person, for at least five years after the end of the fiscal year in which the report was made, the first two years in an appropriate office of the Adviser;

•	a record of the names of all persons, currently or in the past five years, who are or were Supervised Persons;

•	a record of any decision, and the reasons supporting the decision, to approve the purchase by Supervised Persons of securities pursuant to the personal securities transaction rules, described above.

FORM ADV DISCLOSURE

In Form ADV, Part II, Item 9, the Adviser must describe the Code and state that the Adviser will provide a copy of the Code to any Client or prospective client upon request.

DEFINITIONS

Automatic Investment Plan: A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial Ownership: “Beneficial owner” of a security under the Code exists only if the person has a “direct pecuniary interest” or “indirect pecuniary interest” in the security.

A.	A “direct pecuniary interest” is the opportunity, directly or indirectly, to profit, or to share the profit, from a transaction involving the security.

B.	An “indirect pecuniary interest” is any indirect financial interest, but is specifically defined in the rules to include securities held by members of a person’s Immediate Family sharing the same household; securities held by a partnership of which that person is a general partner; securities held by a trust of which that person is the settlor if that person can revoke the trust without the consent of another person, or a beneficiary if that person has or shares investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

Control (and “Controlled” and “Controlling”): shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the “1940 Act”), which states that Control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

Exchange Traded Fund - an open-end registered investment company that is not a unit investment trust, and that operates pursuant to an order from the SEC exempting it from certain provisions of the Investment Company Act permitting it to issue securities that trade on the secondary market. Examples of open-end exchange-traded funds include, but are not limited to, Select Sector SPDRs, iShares, PowerShares, etc.

Federal Securities Laws: shall mean the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC of the Department of the Treasury.

Immediate Family: Any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships.

Initial Public Offering: An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited Offering: shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), or Rule 504, 505, or 506 of Regulation D under the 1933 Act.

Reportable Security: shall mean any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except that it does not include:

A.	Direct obligations of the Government of the United States;

B.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

C.	Shares issued by money market funds;

D.	Shares issued by other, unaffiliated open-end funds registered in the United States (other than open-end Exchange Traded Funds); and

E.	Shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated open-end funds registered in the United States.

Supervised Person: Supervised persons include:

A.	Directors, officers, and partners of the Adviser (or other persons occupying a similar status or performing similar functions);

B.	Employees of the Adviser; and

C.	Any other person who provides advice on behalf of the Adviser and is subject to the Adviser’s supervision and Control.

EXHIBIT A

TO CODE OF ETHICS

PRE-CLEARANCE TRADING APPROVAL FORM

I,                                                                                   (print name), am a Supervised Person and seek approval to engage in the transaction described below:

Name of Account:

Account Number:

Broker:

Date of Request:

(“Good Until Cancelled” and similar open orders will be reviewed daily for approval or disapproval.)

Purchase or Sale (Circle One)

Security:

Amount or # of Shares:

Is this security currently in the portfolio?	YES	NO	(Circle One)

Is this security currently under consideration for inclusion in the portfolio?	YES	NO	(Circle One)

For any Security that is not publicly traded, a written description of proposed transaction, source, or investment opportunity and any potential conflicts of interest must be included with this request:

I hereby certify that, to the best of my knowledge, the transaction described above is not prohibited by the Madison Street Partners, LLC Code of Ethics dated February 25, 2010 and that the opportunity to engage in this transaction did not arise by virtue of my activities on behalf of any Client, nor as a result of access to material non-public information.

Signature:

Compliance Use Only

Approved or Disapproved (Circle One)

Compliance Officer/Alternate Compliance Officer Signature:

EXHIBIT B

TO CODE OF ETHICS

LIST OF PRE-APPROVED EXCHANGE-TRADED FUNDS

SEE APPENDIX AA, EXEMPTED ETF LIST

EXHIBIT C

TO CODE OF ETHICS

INITIAL HOLDINGS REPORT

To:	Madison Street Partners, LLC

At the time I became a Supervised Person, I had a direct or indirect Beneficial Ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Adviser:

Security (Title and Type)	Exchange Ticker or CUSIP No.	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above. I understand that this information must be reported no later than ten (10) days after I became a Supervised Person.

Date	Print Name

Signature

EXHIBIT D

TO CODE OF ETHICS

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended                     , 20

To:	Madison Street Partners, LLC

1. Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics of the Adviser.

Title of Security	Exchange Ticker or CUSIP No.	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if Applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

2. New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established

3. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: , 20	Signature:

Print Name:

EXHIBIT E

TO CODE OF ETHICS

ANNUAL HOLDINGS REPORT

Due: January 31, 20_

For the period: January 1, 20         – December 31, 20

To:	Madison Street Partners, LLC

As of the period referred to above, I have a direct or indirect Beneficial Ownership interest in the securities listed in the December 31, 20     account statements provided to Madison Street Partners LLC which are required to be reported pursuant to the Code of Ethics of the Adviser. The statements provided include all accounts in which I have a direct or indirect Beneficial Ownership interest.

The name(s) of the broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit and whose statements are currently being provided to the Advisor are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date	Print Name

Signature

EXHIBIT F

TO CODE OF ETHICS

ANNUAL CERTIFICATION

For All Supervised Persons

Pursuant to the requirements of the Code of Ethics of Madison Street Partners, LLC, the undersigned hereby certifies as follows:

1. I have received a copy of the Code of Ethics.

2. I have read and understand the Code of Ethics.

3. I agree to comply with the terms of the Code of Ethics.

4. Since the date of the last Annual Certification (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

Date	Print Name

Signature

Please return to the Chief Compliance Officer as soon as possible.